EXHIBIT 99.2

TILRAY, INC.

Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information was prepared in connection with the acquisition of FHF Holdings Ltd. (“Manitoba Harvest”) by Tilray, Inc. (“Tilray”) on February 28, 2019 (the “Acquisition”) for an aggregate maximum purchase price of $310 million ($419 million CAD), as previously reported in the Current Report on Form 8-K filed by Tilray with the Securities and Exchange Commission (the “SEC”) on March 4, 2019. On closing, Tilray issued 1,209,946 shares of Class 2 common stock and paid $115 million in cash ($127 million CAD) to the shareholders of Manitoba Harvest. Six months after closing, Tilray shall pay $37 million ($50 million CAD) in cash and issue $32 million ($42 million CAD) in Class 2 common stock to the shareholders of Manitoba Harvest. In addition, Tilray shall issue a maximum of $37 million ($49 million CAD) in Class 2 common stock to the shareholders of Manitoba Harvest, pending the achievement of certain milestones for branded cannabidiol product sales in the United States for the period from January 1, 2019 to December 31, 2019. A detailed description of the terms of the Acquisition and a copy of the agreement governing the Acquisition are included in the Current Report on Form 8-K filed by Tilray on February 25, 2019.

The following unaudited pro forma combined financial information is based on the audited historical financial information of Tilray and Manitoba Harvest as adjusted to give effect to the Acquisition as if it occurred on: (i) December 31, 2018 for the unaudited pro forma combined balance sheet, and (ii) January 1, 2018 for the unaudited pro forma combined statement of net loss and comprehensive loss.

The unaudited pro forma combined financial statements should be read in conjunction with the following:

•	the historical audited consolidated financial statements of Tilray for the fiscal year ended December 31, 2018 included in Tilray’s Annual Report on Form 10-K filed with the SEC on March 25, 2019; and
•	the historical audited consolidated financial statements of Manitoba Harvest as of and for the years ended December 31, 2018 and 2017 included as Exhibit 99.1 to this Form 8-K/A.

TILRAY, INC.

Unaudited Pro Forma Combined Balance Sheet

(in thousands of U.S. dollars)

As of December 31, 2018	Tilray, Inc.	FHF Holdings Ltd.	Pro forma adjustments	Notes	Pro forma combined
		Note 2
Assets
Current assets
Cash and cash equivalents	$487,255	$2,632	$(111,689)	3,4(a)	$378,198
Short-term investments	30,335	—	—		30,335
Accounts receivable, net of allowance for doubtful accounts	16,525	6,849	(642)	3	22,732
Other receivables	969	158	(158)	3	969
Inventory	16,211	11,682	3,629	3	31,522
Prepaid expenses and other current assets	3,007	781	249	3	4,037
Total current assets	554,302	22,103	(108,612)		467,793
Property and equipment, net	80,214	18,141	5,393	3	103,748
Intangible assets, net	4,486	53,487	141,947	3	199,920
Investments	16,911	—	—		16,911
Deposits and other assets	754	—	—		754
Goodwill	—	37,745	90,248	3	127,993
Total assets	$656,667	$131,475	$128,977		$917,119
Liabilities
Current liabilities
Accounts payable	$10,649	$4,255	$397	3	$15,301
Accrued expenses and other current liabilities	14,818	5,498	98,123	3,4(b)	118,439
Accrued obligations under capital lease	470	—	—		470
Current portion of long-term debt	—	506	(506)	4(c)	—
Related party current debt	—	11,235	(11,235)	4(c)	—
Total current liabilities	$25,937	$21,495	$86,778		$134,210
Accrued obligations under capital lease	8,286	—	321	3	8,607
Related party long-term debt	—	36,505	(36,505)	4(c)	—
Long-term debt	—	2,092	(2,092)	4(c)	—
Deferred tax liability	4,424	12,831	42,183	3	59,438
Convertible senior notes due 2023, net of issuance cost	420,367	—	—		420,367
Total liabilities	$459,014	$72,922	$90,686		$622,622
Shareholders' equity
Class 1 common stock	2	—	—		2
Class 2 common stock	8	—	—		8
Class A preferred stock	—	35,401	(35,401)	4(c)	—
Class A common stock	—	48,466	(48,466)	4(c)	—
Class B common stock	—	13,918	(13,918)	4(c)	—
Additional paid-in capital	302,057	—	96,844	4(d)	398,901
Accumulated other comprehensive income	3,763	(359)	359	4(c)	3,763
Accumulated deficit	(108,177)	(38,873)	38,873	4(c)	(108,177)
Total stockholders' equity	197,653	58,553	38,291		294,497
Total liabilities and stockholders' equity	$656,667	$131,475	$128,977		$917,119

The accompanying notes are an integral part of these financial statements.

TILRAY, INC.

Unaudited Pro Forma Combined Statement of Net Loss

(in thousands of U.S. dollars, except for share and per share data)

For the year ended December 31, 2018	Tilray, Inc.	FHF Holdings Ltd.	Pro forma adjustments	Note	Pro forma combined
		Note 2

Revenue	$43,130	$67,467	$—		$110,597
Cost of sales	28,855	38,588	2,369	4(e)	69,812
Gross margin	14,275	28,879	(2,369)		40,785
Research and development expenses	4,264	—	—		4,264
Sales and marketing expenses	15,366	—	—		15,366
General and administrative expenses	31,307	30,633	9,124	4(f)	71,064
Stock-based compensation expense	20,988	—	—		20,988
Operating loss	(57,650)	(1,754)	(11,493)		(70,897)
Foreign exchange loss, net	7,234	—	—		7,234
Interest expense, net	9,110	13	—		9,123
Related party interest expense	—	5,178	(5,178)	4(c)	—
Other income, net	(1,820)	—	—		(1,820)
Loss before income taxes	(72,174)	(6,945)	(6,315)		(85,434)
Deferred income tax recovery	(4,485)	(1,476)	(2,461)	4(g)	(8,422)
Current income tax expense	34	—	—		34
Net loss	$(67,723)	$(5,469)	$(3,854)		$(77,046)
Net loss per share - basic and diluted	(0.82)				(0.70)
Weighted average shares used in computation of net loss per share - basic and diluted	83,009,656		27,352,442	4(h)	110,362,098
Net loss	$(67,723)	$(5,469)	$(3,854)		$(77,046)

The accompanying notes are an integral part of these financial statements.

TILRAY, INC.

Notes to Unaudited Pro Forma Combined Financial Information

1. Basis of Presentation

The unaudited pro forma combined financial information was prepared using the audited historical financial information of Tilray and Manitoba Harvest and presents the pro forma effects of the Acquisition described herein, in accordance with Article 11 of Regulation S-X. The historical financial information of both Tilray and Manitoba Harvest were prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The historical financial information of Tilray and the information presented herein are in U.S. dollars unless otherwise stated. The historical financial information of Manitoba Harvest was translated from Canadian dollars (“CAD”) into U.S. dollars for purposes of presenting pro forma financial information. Revenue and expenses were translated using an average exchange rate for the year, and the assets and liabilities were translated using the exchange rate as of the balance sheet date.

The unaudited pro forma combined balance sheet reflects the Acquisition, which was completed on February 28, 2019, as if it had been consummated on December 31, 2018. The unaudited pro forma combined statement of net loss and comprehensive loss for the year ended December 31, 2018 reflects the Acquisition as if it had been consummated on January 1, 2018.

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 Business Combinations, with Tilray considered the acquirer of Manitoba Harvest for accounting purposes.

The historical combined financial information was adjusted to give effect to pro forma events that are: (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma combined financial information is provided for illustrative purposes only and is not intended to represent, and is not necessarily indicative of, what the combined company’s consolidated financial position or results of operations actually would have been, had the Acquisition been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company.

The pro forma financial information does not reflect the impacts of any cost savings, operating synergies or revenue enhancements that may be achieved, integration costs, or costs necessary to achieve the cost savings, operating synergies or revenue enhancements. Differences between estimates used in the preliminary purchase price allocation included herein and the final purchase price allocation amounts will occur and these differences could have a material impact on the accompanying unaudited pro forma combined financial information.

2. Adjustments to Manitoba Harvest Historical Financial Statements

The historical financial information of Manitoba Harvest were translated into U.S. dollars using: (i) the exchange rate of 0.7329 as of December 31, 2018 for assets and liabilities, and (ii) an average exchange rate of 0.7718 for the year ended December 31, 2018 for revenue and expenses. In addition, certain reclassifications were recorded to conform the financial statement presentation of Manitoba Harvest with that of Tilray as follows:

(in thousands)	FHF Holdings Ltd.	Presentation adjustments	Total FHF Holdings Ltd.	Total FHF Holdings Ltd.
	CAD	CAD	CAD	USD
Assets
Current assets
Cash	$3,591	$—	$3,591	$2,632
Accounts receivable, net of allowance for doubtful accounts	9,345	—	9,345	6,849
Inventory, net	15,939	—	15,939	11,682
Income tax receivable	216	(216)	—	—
Other receivables	—	216	216	158
Prepaid expenses	1,032	—	1,032	756
Other current assets	34	—	34	25
Total current assets	30,157	—	30,157	22,103
Property and equipment, net	24,751	—	24,751	18,141
Intangible assets, net	72,978	—	72,978	53,487
Goodwill	51,499	—	51,499	37,745
Total assets	$179,385	$—	$179,385	$131,475
Liabilities and equity
Current liabilities
Accounts payable	$5,806	$—	$5,806	$4,255
Accrued expenses	7,502	—	7,502	5,498
Related party revolving line of credit	12,954	(12,954)	—	—
Current portion of related party long-term debt	2,375	(2,375)	—	—
Related party current debt	—	15,329	15,329	11,235
Current portion of long-term debt	691	—	691	506
Total current liabilities	29,328	—	29,328	21,495
Related party long-term debt	49,807	—	49,807	36,505
Long-term debt	2,854	—	2,854	2,092
Deferred tax liability	17,506	—	17,506	12,831
Total liabilities	$99,495	$—	$99,495	$72,922
Class A preferred stock	48,301	—	48,301	35,401
Class A common stock	66,127	—	66,127	48,466
Class B common stock	18,990	—	18,990	13,918
Accumulated deficit	(53,038)	—	(53,038)	(38,873)
Accumulated other comprehensive loss	(490)	—	(490)	(359)
Total stockholders’ equity	79,890	—	79,890	58,553
Total liabilities, preferred stock and stockholders’ equity	$179,385	$—	$179,385	$131,475

(in thousands)	FHF Holdings Ltd.	Presentation adjustments	Total FHF Holdings Ltd.	Total FHF Holdings Ltd.
	CAD	CAD	CAD	USD

Net revenue from contracts with customers	$87,415	$—	$87,415	$67,467
Cost of sales	49,997	—	49,997	38,588
Gross profit	37,418	—	37,418	28,879
Selling, general and administrative expenses	39,690	—	39,690	30,633
Operating loss	(2,272)	—	(2,272)	(1,754)
Interest expense	17	—	17	13
Related party interest expense	6,709	—	6,709	5,178
Loss before provision for income taxes	(8,998)	—	(8,998)	(6,945)
Provision for income tax benefit	(1,913)	1,913	—	—
Deferred income tax recovery	—	(1,913)	(1,913)	(1,476)
Net loss	$(7,085)	$—	$(7,085)	$(5,469)
Foreign currency translation adjustments	64	—	64	49
Comprehensive loss	$(7,021)	$—	$(7,021)	$(5,420)

3. Purchase Consideration and Preliminary Purchase Price Allocation

An estimate of the preliminary purchase consideration for the Acquisition is presented below:

(in thousands of U.S. dollars)
Cash paid on closing	$114,591
Cash payable six months after closing	37,490
Class 2 common stock issued on closing (1)	96,844
Class 2 common stock issuable six months after closing (1)	31,866
Contingent consideration	29,207
Total fair value of consideration transferred	$309,998
(1)

1,209,946 shares of Class 2 common stock were issued on closing. The amount of Class 2 common stock issuable six months after closing will be the determined in accordance with the Manitoba Harvest acquisition agreement based on the trading price of the shares.

As part of the acquisition of Manitoba Harvest, Tilray entered into a contingent consideration arrangement whereby Tilray may pay a maximum of $37,129 ($49,000 CAD) in Class 2 common stock. The payment amount is based on gross branded cannabidiol product sales in the United States for the period from January 1, 2019 to December 31, 2019. The estimated fair value of the contingent consideration is $29,207 and is recorded within accrued expenses and other current liabilities. The contingent consideration was valued using a probability weighted discounted cash flow model based on internal forecasts and the estimated cost of debt for the Company. The contingent consideration will be reassessed and adjusted to fair value each quarter though other income, net.

The fair value of the purchase consideration for the Acquisition was allocated to the preliminary fair values of the assets acquired and liabilities assumed. The excess of the aggregate fair value of the assets acquired and liabilities assumed is considered goodwill in accordance with ASC 805.

(in thousands of U.S. dollars)
Assets
Cash and cash equivalents	$5,534
Accounts receivable	6,207
Inventory	15,311
Prepaid expenses and other current assets	1,030
Property and equipment	23,534
Intangible assets: Estimated useful life
Trademarks Indefinite	54,688
Developed technology 10 years	6,912
Customer relationships 14-16 years	133,834
Goodwill	127,993
Total assets	$375,043
Liabilities
Accounts payable	$4,652
Accrued expenses and other current liabilities	5,058
Accrued obligations under capital lease	321
Deferred tax liability	55,014
Total liabilities	65,045
Net assets acquired	$309,998

The final calculation and allocation of the purchase consideration are dependent on the finalization of fair value estimates and assumptions at the acquisition date that are still in progress. As a result, the preliminary purchase price allocation is subject to change and will be finalized no later than one year from the acquisition date.

4. Pro Forma Adjustments

The following pro forma adjustments are reflected in the unaudited pro forma combined financial statements. These adjustments were based on Tilray’s preliminary estimates and assumptions that are subject to change:

(a)	Cash and cash equivalents: Decrease of $114,591 thousand for cash paid to the shareholders of Manitoba Harvest on close of the Acquisition.
(b)

Accrued expenses and other current liabilities: Increase of $98,563 thousand to reflect the $37,490 thousand cash payable six months after closing and $31,866 of Class 2 common stock issuable six months after closing, as well as the $29,207 thousand contingent consideration with respect to the purchase consideration for the Acquisition.

(c)

Long-term debt, related party debt and related party interest expense: For the purposes of the pro forma combined balance sheet, it was assumed that the long-term debt and related party debt paid off on acquisition close occurred on December 31, 2018 and Manitoba Harvest stockholders’ equity was eliminated. For the purposes of the pro forma combined statement of net loss and comprehensive loss, it was assumed that no related party debt was outstanding at January 1, 2018 and thus no related party interest expense is applicable.

(d)	Additional paid-in capital: Increase of $96,844 thousand for the issuance of 1,209,946 Class 2 common stock at a deemed issuance price of $80.04 per share on close of the Acquisition.
(e)

Cost of sales: Increase of $2,041 thousand for amortization of the fair value adjustment to inventory and increase of $328 thousand for amortization of property and equipment directly related to manufacturing and distribution of products.

(f)

General and administrative expenses: Increase of $9,116 thousand for the amortization of intangibles and increase of $8 thousand for amortization of property and equipment not directly related to manufacturing and distribution of products.

(g)	Deferred income tax recovery: $2,461 thousand for the income tax effect of the pro forma adjustment for the amortization of intangibles, calculated using an estimated effective tax rate of 27%.
(h)

For the purposes of the pro forma combined statement of net loss and comprehensive loss, it was assumed the issuance of 1,209,946 Class 2 common shares occurred on January 1, 2018 as share consideration on close of the Acquisition, and the issuance of 404,185 Class 2 common shares at deemed price of $80.04 per share occurred on July 1, 2018 as share consideration six months after close of the Acquisition.